PLEDGE AND SECURITY AGREEMENT



                        This PLEDGE AND SECURITY AGREEMENT, made this 24 th day May, 1996 between IBJ SCHRODER BANK & TRUST COMPANY, as administrative and collateral monitoring agent ("ACM Agent") for each of the financial institutions named in or which hereafter become parties to the Loan Agreement (as hereinafter defined) ("Lenders") and SWANK, INC. ("Pledgor").

                                                        BACKGROUND

                  ACM Agent, Lenders and Pledgor, are entering into a Revolving Credit and Security Agreement dated as of May 24, 1996, 1996 (as amended, modified, restated and supplemented from time to time, the "Loan Agreement") pursuant to which Lenders will provide certain financial accommodations to Borrower.

                  In order to induce Lenders to provide the financial accommodations described in the Loan Agreement Pledgor has agreed to pledge and grant a security interest in collateral described herein to ACM Agent on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  1. Definitions. All capitalized terms used herein which are not defined shall have the meanings given to them in the Loan
Agreement.

                  2.       Pledge and Grant of Security Interest.

                           To secure the full and punctual payment and
performance of the Obligations, Pledgor hereby assigns, transfers and pledges, assigns, hypothecates, transfers and grants to ACM Agent a security interest in the personal property described on Schedule A annexed hereto and all interest, dividends, options, warrants, increases, profits and income received therefrom, in all substitutions therefor and in all proceeds thereof in any form (collectively, the "Collateral").

                  3. Representations and Warranties of Pledgor. Pledgor represents and warrants to ACM Agent (which representations and warranties shall be deemed to continue to be made until all of the Obligations has been paid in full and the Loan Agreement has been irrevocably terminated) that:

                           (a)      The execution, delivery and performance by
Pledgor of this Agreement and the pledge of the Collateral hereunder do not and will not result in any violation of any agreement, indenture, instrument, license, judgment, decree, order, law,

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statute, ordinance or other governmental rule or regulation applicable to Pledgor.

                           (b)  This Agreement constitutes the legal, valid, and
binding obligation of Pledgor enforceable against Pledgor in accordance with its terms.

                           (c)      No consent or approval of any person,
corporation, governmental body, regulatory authority or other entity, is or will be necessary for the execution, delivery and performance of this Agreement or, the exercise by ACM Agent of any rights with respect to the Collateral or for the pledge and assignment of, and the grant of a security interest in, the Collateral hereunder.

                           (d) There are no pending or, to the best of Pledgor's
knowledge, threatened actions or proceedings before any court, judicial body, administrative agency or arbitrator which may materially adversely affect the Collateral.

                           (e)  Pledgor has the requisite power and authority to
enter into this Agreement and to pledge and assign the Collateral to ACM Agent in accordance with the terms of this Agreement.

                           (f)      Pledgor owns each item of the Collateral and
except for the pledge and security interest granted to ACM Agent hereunder, the Collateral is free and clear of any other security interest, pledge, claim, lien, charge, hypothecation, assignment, offset or encumbrance whatsoever other than Permitted Encumbrances.

                           (g)   The pledge and assignment of the Collateral and
the grant of a security interest under this Agreement vest in ACM Agent all rights of Pledgor in the Collateral as contemplated by this Agreement.

                  4. Affirmative Covenants. Until such time as all of the Obligations have been paid in full and the Loan Agreement has been irrevocable terminated, Pledgor shall:

                           (a)      Defend the Collateral against the claims and
demands of all other parties and keep the Collateral free from all security interests and other encumbrances, except for the security interest granted to ACM Agent under this Agreement and for Permitted Encumbrances.

                           (b) In the event Pledgor comes into possession of any
portion of the Collateral, hold the same in trust for ACM Agent and deliver to ACM Agent such Collateral in the form received no later than one (1) Business Day following Pledgor's receipt thereof.

                           (c)   In the event any portion of the Collateral is
held by a third party, take all action that ACM Agent may reasonably request so as to maintain the validity, enforceability, perfection and priority of ACM Agent's security interest in the Collateral.

                           (d)  Within two (2) Business Days of receipt thereof
by Pledgor, deliver to ACM Agent all notices and statements relating


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to the Collateral received by Pledgor or any third party holding the
Collateral.

                           (e)    Notify ACM Agent promptly of any adverse event
relating to the Collateral or any adverse change in the value of the Collateral.

                           (f)   At the written request of ACM Agent at any time
and from time to time, at Pledgor's sole expense, promptly take such action and execute and deliver such financing statements and further instruments and documents as ACM Agent may reasonably request in order to more fully perfect, evidence or effectuate the pledge and assignment hereunder and the security interest granted hereby and to enable ACM Agent to exercise and enforce its rights and remedies hereunder. Pledgor authorizes ACM Agent to file without the signature of Pledgor one or more financing statements under the Uniform Commercial Code of the State of New York (the "UCC") relating to the Collateral, naming ACM Agent as "secured party" in accordance with the provisions of the Loan Agreement.

                           (g)      Furnish to ACM Agent such other information
relating to the Collateral as ACM Agent may from time to time reasonably request.

                  5. Negative Covenants. Until such time as the Obligations have been paid in full and the Loan Agreement has been irrevocably terminated, Pledgor shall not sell, convey, or otherwise dispose of any of the Collateral or any interest therein or incur or permit to exist any pledge, mortgage, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Collateral or the proceeds thereof other than that created hereby and those constituting Permitted Encumbrances.

                  6.     Events of Default.

                         The term "Event of Default" wherever used herein shall
mean the occurrence of any one of the following events:

                         (a)    An "Event of Default" as such term is defined in
the Loan Agreement shall have occurred;

                         (b)    Pledgor's failure to comply with or perform any
of its undertakings or obligations under this Agreement;

                         (c)      Any representation, warranty, statement or
covenant made or furnished to ACM Agent by or on behalf of Pledgor in connection with this Agreement proves to have been false in any material respect when made or furnished or is breached, violated or not complied with;

                         (d)      Pledgor shall (i) apply for, consent to, or
suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or other fiduciary of itself or of all or a substantial part of its property, (ii) make a general


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assignment  for the benefit of creditors,  (iii) commence a voluntary case under any state or federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed, within forty (40) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing; or

                          (e)  The Collateral is subjected to levy of execution,
attachment, distraint or other judicial process which is not stayed or lifted within forty (40) days; or the Collateral is the subject of a claim (other than by Lender) of a lien, security interest or other right or interest in or to the Collateral other than with respect to a Permitted Encumbrance.

                  7.       Remedies.

                           Upon the occurrence and during the continuance of an
Event of Default, ACM Agent may:

                                (i)     Demand, collect, receipt for, settle,
compromise, adjust, sue for, foreclose or realize upon the Collateral pledged to it by Pledgor hereunder (or any part thereof), as ACM Agent may determine in its sole discretion;

                               (ii)    Transfer the Collateral into its name or
into the name of its nominee or nominees;

                              (iii)Require that all interest and dividends paid
with respect to the Collateral be delivered to ACM Agent as additional collateral security for the Obligations;

                               (iv)    Subject to the requirements of applicable
law, sell, assign and deliver the whole or, from time to time any part of the Collateral, with or without demand, advertisement or notice of the time or place of sale or adjournment thereof or otherwise (all of which are hereby waived, except such notice as is required by applicable law and cannot be waived), for such price or prices and on such terms as ACM Agent in its sole discretion may determine.

                           Pledgor acknowledges and agrees that five (5) days'
prior written notice of the time and place of any public sale of any of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Pledgor within the meaning of the UCC. Pledgor hereby waives and releases any and all right or equity of redemption, whether before or after sale hereunder. In addition to the foregoing, ACM Agent shall have all of the rights and remedies of a secured party under applicable law and the UCC.

                  8. Proceeds of Collateral Agreement. The proceeds of any disposition under this Agreement of the Collateral pledged to it by Pledgor shall be applied as follows:


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                           (a) First, to the payment of all costs, expenses and
charges of ACM Agent and to the reimbursement of ACM Agent for the prior payment of such costs, expenses and charges incurred in connection with the care and safekeeping of the Collateral (including, without limitation, the expenses of any sale or any other disposition of any of the Collateral), the expenses of any taking, reasonable attorneys' fees and expenses, court costs, any other expenses incurred or expenditures or advances made by ACM Agent in the protection, enforcement or exercise of its rights, powers or remedies hereunder, with interest on any such reimbursement at the rate prescribed in the Loan Agreement as the Default Rate from the date of payment;

                           (b)    Second, to the payment of the Obligations, in
whole or in part, in such order as ACM Agent may elect, whether or not such Obligations are then due;

                           (c)   Third, to such persons, firms, corporations or
other entities as required by applicable law including, without limitation, Section 9-504(1)(c) of the UCC; and

                           (d)   Fourth, to the extent of any surplus to Pledgor
or as a court of competent jurisdiction may direct.

                In the event that the proceeds of any collection, recovery, receipt, appropriation, realization or sale are insufficient to satisfy the Obligations, Pledgor shall be liable for the deficiency together with interest thereon at the rate prescribed in the Loan Agreement as the Default Rate plus the reasonable fees of any attorneys employed by ACM Agent to collect such deficiency.

                  9. Waiver of Marshaling. Pledgor hereby waives any right to compel any marshaling of any of the Collateral.

                  10. No Waiver. Any and all of ACM Agent's rights with respect to the pledge, assignment and security interest granted hereunder shall continue unimpaired, and Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) the bankruptcy, insolvency or reorganization of Pledgor, (b) the release or substitution of any item of the Collateral at any time, or of any rights or interests therein, or (c) any delay, extension of time, renewal, compromise or other indulgence granted by ACM Agent in reference to any of the Obligations. Pledgor hereby waives all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consents to be bound hereby as fully and effectively as if Pledgor had expressly agreed thereto in advance. No delay or extension of time by ACM Agent in exercising any power of sale, option or other right or remedy hereunder, and no failure by ACM Agent to give notice or make demand, shall constitute a waiver thereof, or limit, impair or prejudice ACM Agent's right to take any action against Pledgor or to exercise any other power of sale, option or any other right or remedy.



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                  11. Expenses.  The Collateral shall secure,  and Pledgor shall pay to ACM Agent on demand, from time to time, all expenses, (including but not limited to, attorneys' fees and costs, taxes, and all transfer, recording, filing and other charges) of, or incidental to, the custody, care, transfer, administration of the Collateral or any other collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of ACM Agent under this Agreement or with respect to any of the Obligations.

                  12. Lender Appointed Attorney-In-Fact and Performance by ACM Agent. Pledgor hereby irrevocably constitutes and appoints ACM Agent as Pledgor's true and lawful attorney-in-fact, with full power of substitution, to execute, acknowledge and deliver any instruments and to do in Pledgor's name, place and stead, all such acts, things and deeds for and on behalf of and in the name of Pledgor, which Pledgor could or might do or which ACM Agent may deem necessary, desirable or convenient to accomplish the purposes of this Agreement, including, without limitation, to execute such instruments of assignment or transfer or orders and to register, convey or otherwise transfer title to the Collateral into ACM Agent's name. Pledgor hereby ratifies and confirms all that said attorney-in-fact may so do and hereby declare this power of attorney to be coupled with an interest and irrevocable. ACM Agent shall not exercise this power until an Event of Default has occurred and is continuing. If Pledgor fails to perform any agreement herein contained, ACM Agent may itself perform or cause performance thereof, and any expenses of ACM Agent incurred in connection therewith shall be paid by Pledgor as provided in Section 11 hereof.

                  13. Dividends and Interest. Unless an Event of Default shall have occurred, Pledgor shall be entitled to collect and receive for Pledgor's own use dividends or interest paid with respect to the Collateral.

                  14. Captions. All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

                  15.      Miscellaneous.

                          (a)   This Agreement constitutes the entire and final
agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied except by a writing duly executed by the parties.

                          (b)      No waiver of any term or condition of this
Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

                          (c)  In the event that any provision of this Agreement
or the application thereof to Pledgor or any circumstance in any jurisdiction governing this Agreement shall, to any extent, be


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invalid or unenforceable  under any applicable statute,  regulation,  or rule of law, such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute, regulation or rule of law, and the remainder of this Agreement and the
application  of  any  such  invalid  or  unenforceable   provision  to  parties,
jurisdictions, or circumstances other than to whom or to which it is held invalid or unenforceable, shall not be affected thereby nor shall same affect the validity or enforceability of any other provision of this Agreement.

                           (d)This Agreement shall be binding upon Pledgor, and
Pledgor's heirs, executors, administrators, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

                           (e)   Any notice or request hereunder may be given to
Pledgor or to ACM Agent at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change or address under this Section. Any notice or request hereunder shall be given by (a) hand delivery, (b) registered or certified mail, return receipt requested, (c) telex or telegram, subsequently confirmed by registered or certified mail, or (d) telecopy to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with telephone communication to a duly authorized officer of the recipient confirming its receipt as subsequently confirmed by registered or certified mail. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three (3) days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier or the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

  (A) If to the ACM Agent:                    IBJ Schroder Bank & Trust Company
                                              One State Street
                                              New York, New York 10004
                                              Attention:  Wing Louie
                                              Telephone:  (212) 858-2939
                                              Telecopier: (212) 858-2151

       with a copy to:                        Hahn & Hessen, LLP
                                              350 Fifth Avenue
                                              New York, New York 10118-0075
                                              Attention:  Steven J. Seif, Esq.
                                              Telephone:  (212) 736-1000
                                              Telecopier: (212) 594-7167



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  (B)    If to Pledgor:                       Swank, Inc.
                                              90 Park Avenue
                                              New York, New York 10016
                                              Attention: John Tulin
                                              Telephone: (212) 867-2600
                                              Telecopier: (212) 370-1039

           with a copy to:                    Parker Chapin Flattau & Klimpl LLP
                                              1211 Avenue of the Americas
                                              New York, New York 10036
                                              Attention:  William Freedman, Esq.
                                              Telephone:  (212) 704-6193
                                              Telecopier: (212) 704-6288

                           (f)      This Agreement shall be governed by and
construed and enforced in all respects in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York.

                           (g)      PLEDGOR AND ACM AGENT EACH HEREBY EXPRESSLY
WAIVE ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE; AND PLEDGOR AND ACM AGENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH ACTIONS OR PROCEEDINGS SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE OTHER PARTY TO THE WAIVER OF ITS RIGHT BY TRIAL BY JURY.

                           (h)   PLEDGOR EXPRESSLY CONSENTS TO THE JURISDICTION
AND VENUE OF THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR ALL PURPOSES IN CONNECTION WITH THIS AGREEMENT. ANY JUDICIAL PROCEEDING BY PLEDGOR AGAINST ACM AGENT INVOLVING, DIRECTLY OR INDIRECTLY ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT SHALL BE BROUGHT ONLY IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. PLEDGOR FURTHER CONSENTS THAT ANY SUMMONS, SUBPOENA OR OTHER PROCESS OR PAPERS (INCLUDING, WITHOUT LIMITATION, ANY NOTICE OR MOTION OR OTHER APPLICATION TO EITHER OF THE AFOREMENTIONED COURTS OR A JUDGE THEREOF) OR ANY NOTICE IN CONNECTION WITH ANY PROCEEDINGS HEREUNDER, MAY BE SERVED INSIDE OR OUTSIDE OF THE STATE OF NEW YORK OR THE SOUTHERN DISTRICT OF NEW YORK BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY PERSONAL SERVICE PROVIDED A REASONABLE TIME FOR APPEARANCE IS PERMITTED, OR IN SUCH OTHER MANNER AS MAY BE PERMISSIBLE UNDER THE RULES OF SAID COURTS. PLEDGOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREON AND SHALL NOT ASSERT ANY


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DEFENSE  BASED  ON LACK OF  JURISDICTION  OR  VENUE  OR  BASED  UPON  FORUM  NON
CONVENIENS.

                           (i)     This Agreement may be executed in one or more
counterparts, each of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                                     SWANK, INC., Pledgor



                                     By:________________________________
                                        Name:
                                        Title:


                                        IBJ SCHRODER BANK & TRUST COMPANY, as
                                        ACM Agent



                                        By:________________________________
                                           Name:
                                           Title:



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